UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	January 24, 2005 (January 21, 2005)

Endo Pharmaceuticals Holdings Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15989	13-4022871

(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

100 Painters Drive, Chadds Ford, PA		19317

(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code	(610) 558-9800

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into or Amendment of Material Definitive Agreement.

On January 21, 2005, the Registrant and Endo Pharmaceuticals Inc., a wholly owned subsidiary of the Registrant, renewed its employment agreements with each of its executive officers. These renewals are effective as of January 1, 2005 and are each for a one-year term, renewable at the executive’s and company’s option. Copies of the letter agreements setting forth these renewals are filed herewith as Exhibits 10.27.1, 10.28.1, 10.29.1, 10.35.1 and 10.36.1 and are incorporated by reference.

Item 9.01. Financial Statements and Exhibits.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

Exhibit Number	Description
10.27.1	Letter Agreement, dated as of January 21, 2005, by and between Endo Pharmaceuticals Inc. (“Endo Pharmaceuticals”) and Carol A. Ammon

10.28.1	Letter Agreement, dated as of January 21, 2005, by and between Endo Pharmaceuticals and Jeffrey R. Black

10.29.1	Letter Agreement, dated as of January 21, 2005, by and between Endo Pharmaceuticals and David Allen Harvey Lee, MD, Ph.D.

10.35.1	Letter Agreement, dated as of January 21, 2005, by and between Registrant and Caroline B. Manogue (formerly Berry)

10.36.1	Letter Agreement, dated as of January 21, 2005, by and between Registrant and Peter A. Lankau

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ENDO PHARMACEUTICALS HOLDINGS INC. (Registrant)
By:	/s/ Carol A. Ammon
	Name:	Carol A. Ammon
	Title:	Chairman & Chief Executive Officer

Dated: January 24, 2005

INDEX TO EXHIBITS

Exhibit No.	Description
10.27.1	Letter Agreement, dated as of January 21, 2005, by and between Endo Pharmaceuticals Inc. (“Endo Pharmaceuticals”) and Carol A. Ammon

10.28.1	Letter Agreement, dated as of January 21, 2005, by and between Endo Pharmaceuticals and Jeffrey R. Black

10.29.1	Letter Agreement, dated as of January 21, 2005, by and between Endo Pharmaceuticals and David Allen Harvey Lee, MD, Ph.D.

10.35.1	Letter Agreement, dated as of January 21, 2005, by and between Endo Pharmaceuticals and Caroline B. Manogue (formerly Berry)

10.36.1	Letter Agreement, dated as of January 21, 2005, by and between Endo Pharmaceuticals and Peter A. Lankau